            FS-1     Balance sheet, per books and pro forma for Allegheny Energy, Inc., Allegheny
                    Energy Supply Company, LLC Monongahela Power, and Allegheny Generating
                    Company as of June 30, 2002.

             FS-2    Statement of income and retained earnings, per books and pro forma for Allegheny Energy, Inc.,
                    Monongahela Power, Allegheny Generating Company and, Allegheny Energy Supply Co. as of
                   June 30, 2002.

ALLEGHENY ENERGY, INC.
Consolidated Statement of Operations
(Thousands of dollars)

Unaudited
Twelve Months
Ended
June 30,
2002

Total operating revenues	$10,340,376

Cost of revenues:
Fuel consumed for electric generation	555,135
Purchased energy and transmission	7,138,220
Natural gas purchases	429,044
Deferred power costs, net	8,128
Other	64,272
Cost of revenues	8,194,799
Net revenues	2,145,577

Other operating expenses:
Operation expense	891,504
Depreciation and amortization	312,643
Taxes other than income taxes	216,634
Total other operating expenses	1,420,781
Operating income	724,796

Other income and expenses	22,204

Interest charges and preferred dividends:
Interest on long-term debt and other interest	295,583
Allowance for borrowed funds used during
construction and interest capitalized	(12,719)
Dividends on preferred stock of subsidiaries	5,037
Total interest charges and preferred dividends	287,901
Consolidated income (loss) before income taxes,
minority interest, and cumulative effect of
accounting change	459,099

Federal and state income tax expense	156,851

Minority interest	2,598

Consolidated income before cumulative
effect of accounting change	299,650
Cumulative effect of accounting change, net	(130,514)
Consolidated net income	$ 169,136

Average common shares outstanding	125,151,511
Average diluted common shares outstanding	125,610,073

Basic earnings per average share:
Consolidated income before cumulative
effect of accounting change	$2.39
Cumulative effect of accounting change, net	(1.04)
Consolidated net income	$1.35

Diluted earnings per average share:
Consolidated income (loss) before cumulative
effect of accounting change	$2.39
Cumulative effect of accounting change, net	(1.04)
Consolidated net income (loss)	$1.35

ALLEGHENY ENERGY, INC.
Consolidated Balance Sheet
(Thousands of dollars)

Unaudited
June 30,
ASSETS:	2002
Current assets:
Cash and temporary cash investments	$ 82,277
Accounts receivable:
Billed:
Customer	543,276
Other	108,013
Unbilled	132,193
Allowance for uncollectible accounts	(40,715)
Materials and supplies - at average cost:
Operating and construction	105,051
Fuel	101,996
Commodity contracts	400,150
Taxes receivable	93,294
Other, including current portion of regulatory assets	127,708
1,653,243
Property, plant, and equipment:
Generation and Marketing	6,116,168
Delivery and Services	4,729,203
Construction work in progress	371,217
11,216,588
Accumulated depreciation	(4,369,789)
6,846,799

Investments and other assets:
Excess of cost over net assets acquired (Goodwill)	397,984
Benefit plans' investments	101,652
Unregulated investments	87,929
Intangible assets	17,951
Other	4,102
609,618
Deferred charges:
Commodity contracts	1,437,303
Regulatory assets	585,870
Other	154,322
2,177,495

Total assets	$11,287,155

ALLEGHENY ENERGY, INC.
Consolidated Balance Sheet (Continued)
(Thousands of dollars)

Unaudited
June 30,
STOCKHOLDERS' EQUITY AND LIABILITIES:	2002
Current liabilities:
Short-term debt	$ 903,500
Long-term debt due within one year	390,662
Accounts payable	552,237
Taxes accrued:
Federal and state income	74,719
Other	72,375
Adverse power purchase commitments	24,839
Deferred income taxes	97,270
Commodity contracts	621,302
Other, including current portion of regulatory
Liabilities	197,603
2,934,507

Long-term debt and QUIDS	3,655,903

Deferred credits and other liabilities:
Commodity contracts	324,193
Unamortized investment credit	99,386
Deferred income taxes	1,051,247
Obligations under capital leases	36,047
Regulatory liabilities	107,621
Adverse power purchase commitments	241,936
Other	153,041
2,013,471

Minority interest	36,795

Preferred stock	74,000

Stockholders' Equity:
Common stock	157,197
Other paid-in capital	1,433,221
Retained earnings	983,488
Other comprehensive income	(1,427)
2,572,479

Total stockholders' equity and liabilities	$11,287,155

ALLEGHENY ENERGY SUPPLY COMPANY, LLC, AND SUBSIDIARIES
Consolidated Statement of Operations
(Thousands of dollars)
Unaudited
Twelve Months
Ended
June 30, 2002
2002
Operating revenues:
Retail	$ 78,734
Wholesale	7,137,411
Affiliated	1,152,854
Total operating revenues	8,368,999

Cost of revenues:
Fuel consumed for electric generation	437,629
Purchased energy and transmission	7,013,418
Cost of revenues	7,451,047
Net revenues	917,952

Other operating expenses:
Operation expense	400,092
Depreciation and amortization	128,242
Taxes other than income taxes	67,136
Total other operating expenses	595,470
Operating income	322,482

Other income and expenses	2,564

Interest charges:
Interest charges	143,091
Interest capitalized	(9,136)
Total interest charges	133,955
Consolidated income before income taxes, minority interest,
and cumulative effect of accounting change	191,091

Federal and state income tax expense	62,106

Minority interest	4,488

Consolidated income before cumulative effect of accounting
Change	124,497
Cumulative effect of accounting change, net
Consolidated net income	$ 124,497

ALLEGHENY ENERGY SUPPLY COMPANY, LLC, AND SUBSIDIARIES
Consolidated Balance Sheet
(Thousands of dollars)

Unaudited
June 30, 2002

ASSETS
Current assets:
Cash and temporary cash investments	$ 29,581
Accounts receivable:
Nonaffiliated	353,670
Affiliates, net	15,739
Allowance for uncollectible accounts	(8,100)
Materials and supplies - at average cost:
Operating and construction	53,256
Fuel	63,431
Taxes receivable	74,390
Commodity contracts	400,150
Other	27,713
1,009,830

Property, plant, and equipment:
In service, at original cost	5,196,599
Construction work in progress	211,412
Accumulated depreciation	(2,022,865)
3,385,146

Investments including intangibles:
Excess of costs over net assets acquired (Goodwill)	367,287
Unregulated investments	28,908
396,195

Deferred charges:
Commodity contracts	1,437,303
Other deferred charges	72,890
1,510,193

Total assets	$ 6,301,364

ALLEGEHENY ENERGY SUPPLY COMPANY, LLC, AND SUBSIDIARIES
Consolidated Balance Sheet (Continued)
(Thousands of dollars)

Unaudited
June 30, 2002

CAPITALIZATION AND LIABILITIES:
Current liabilities:
Long-term debt due within one year	$ 238,736
Notes payable to parent and affiliates	151,800
Short-term debt	330,550
Accounts payable	385,873
Deferred income taxes	120,498
Taxes accrued:
Federal and state income	4,470
Other	22,214
Commodity contracts	622,903
Other	50,849
1,927,893

Long-term debt	1,625,340

Minority interest	30,992

Deferred credits and other liabilities:
Commodity contracts	327,690
Deferred income taxes	563,747
Other	105,343
996,780

Members' equity	1,720,359

Total capitalization and liabilities	$6,301,364

MONONGAHELA POWER COMPANY AND SUBSIDIARIES
Consolidated Statement of Operations
(Thousands of dollars)

Unaudited
Twelve Months
Ended
June 30,
2002

Operating Revenues
Delivery and Services	$ 585,777
Generation and Marketing	309,479
895,256
Operating Expenses:
Operation:
Fuel consumed for electric generation	117,504
Purchased energy and transmission	162,192
Natural gas purchases	118,310
Deferred power costs, net	9,804
Other	228,558
Depreciation and amortization	75,323
Taxes other than income taxes	62,049
Federal and state income taxes	20,424
Total Operating Expenses	794,164
Operating Income	101,092

Other Income and Deductions:
Allowance for other than borrowed funds
used during construction	600
Other income, net	7,940
Total Other Income and Deductions	8,540

Consolidated Income Before Interest
Charges and Cumulative Effect of
Accounting Change, Net	109,632

Interest Charges:
Interest on long-term debt and other interest	54,866
Allowance for borrowed funds used during
Construction	(2,993)
Total Interest Charges	51,873

Consolidated Income Before Cumulative
Effect of Accounting Change, Net	57,759
Cumulative Effect of Accounting Change, Net	(115,437)
Consolidated Net Income	$ (57,678)

MONONGAHELA POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheet
(Thousands of dollars)

Unaudited
June 30,
ASSETS:	2002
Property, Plant, and Equipment:
Delivery and Services	$ 1,585,278
Generation and Marketing	867,803
Construction work in progress	69,725
2,522,806
Accumulated depreciation	(1,169,633)
1,353,173
Investments and Other Assets:
Investment in Allegheny Generating Company	30,992
Other	3,327
34,319

Current Assets:
Cash and temporary cash investments	22,109
Accounts receivable:
Billed:
Customer	62,499
Other	3,281
Unbilled	36,969
Allowance for uncollectible accounts	(6,450)
Notes receivable due from affiliates	88,353
Materials and supplies - at average cost:
Operating and construction	16,624
Fuel, including stored natural gas	35,801
Prepaid taxes	15,135
Taxes receivable	10,807
Prepaid natural gas	7,719
Other, including current portion of regulatory assets	10,267
303,114
Deferred Charges:
Regulatory assets	101,682
Unamortized loss on reacquired debt	11,884
Other	11,333
124,899
Total Assets	$ 1,815,505

MONONGAHELA POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheet (Continued)
(Thousands of dollars)

Unaudited
June 30,
CAPITALIZATION AND LIABILITIES:	2002
Capitalization:
Common stock	$ 294,550
Other paid-in capital	101,145
Retained earnings	117,609
513,304
Preferred stock	74,000
Long-term debt and QUIDS	765,292
1,352,596
Current Liabilities:
Short-term debt
Long-term debt due within one year	47,448
Accounts payable	60,221
Accounts payable to affiliates, net	2,975
Taxes accrued:
Federal and state income	25,213
Other	29,076
Interest accrued	14,458
Deferred power costs	8,358
Other	10,695
198,444

Deferred Credits and Other Liabilities:
Unamortized investment credit	7,960
Deferred income taxes	158,114
Obligations under capital lease	12,240
Deferred power costs	2,658
Regulatory liabilities	49,282
Notes payable to affiliates	15,753
Other	18,458
264,465

Total Capitalization and Liabilities	$1,815,505

ALLEGHENY GENERATING COMPANY
Statement of Operations
(Thousands of dollars)

Unaudited
Twelve Months
Ended
June 30,
2002

Affiliated Operating Revenues	$66,033

Operating Expenses:
Operation expense	4,517
Depreciation	16,982
Taxes other than income taxes	3,493
Total Operating Expenses	24,992
Operating Income	41,041
Other income and expense	1
Interest on long-term debt and
and other interest	11,763
Income before income taxes	29,279

Federal and state income taxes	9,920

Net Income	$19,359

ALLEGHENY GENERATING COMPANY
Balance Sheet
(Thousands of dollars)

Unaudited
June 30,
2002
ASSETS
Property, Plant, and Equipment:
At historical cost	$ 829,444
Construction work in progress	3,525
832,969
Accumulated depreciation	(269,605)
563,364
Current Assets:
Cash and temporary cash investments	52
Accounts receivable from parents/affiliates, net	2,445
Materials and supplies-at average cost	2,168
Prepaid insurance	178
4,843
Deferred Charges:
Regulatory assets	9,849
Unamortized loss on reacquired debt	5,668
Other	472
15,989
Total Assets	$ 584,196

ALLEGHENY GENERATING COMPANY
Balance Sheet (continued)
(Thousands of dollars)

Unaudited
June 30,
2002
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock - $1.00 par value per share, authorized
5,000 shares, outstanding 1,000 shares	$ 1
Other paid-in capital	132,669
Retained earnings	2,242
134,912
Long-term debt	149,216
284,128
Current Liabilities:
Notes payable to parent	54,300
Accounts payable	1,185
Taxes accrued:
Federal and state income taxes	2,077
Other	119
Interest accrued	3,229
Other	213
61,123
Deferred Credits:
Unamortized investment credit	41,893
Deferred income taxes	174,138
Regulatory liabilities	22,914
238,945
Total Capitalization and Liabilities	$584,196